EXHIBIT 99

[U S WEST LOGO]

Investor Relations
                                   NEWS FLASH

October 22, 1999


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Note to  investors:  In lieu of a live call, U S WEST will have a recorded  call available beginning at 7:30 a.m. MDT (9:30 a.m. EDT) today to discuss third quarter, 1999 results. To access the recording, call 1-888-203-1112 and enter reservation number 796737. That recording will be available through Friday, Oct. 29 at 6 p.m.(MDT).

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                  U S WEST Reports Solid Third Quarter Earnings
                      -- Normalized EPS Rises 10.7 Percent;
                Revenues Continue at Near 7 Percent Growth Rate;
                 PCS, DSL, other New Services Drive Increases --

DENVER - U S WEST (NYSE: USW) today announced third quarter normalized diluted earnings per share of $0.83 on normalized net income of $421 million. Normalized EPS rose $0.08 or 10.7 percent, aided by a $0.03 one-time gross receipts tax refund, and net income improved by 11.1 percent from third quarter 1998.

Also during the quarter the company reported that EBITDA (Earnings Before Interest, Taxes, Depreciation, Amortization and other) grew to $1.465 billion, up 8 percent from the third quarter of last year.

The company  achieved these results based on continued  strong revenue growth of
6.6 percent, capitalizing on success in PCS, data, custom calling features and private line services. Quarterly performance was also aided by continuing moderation of 1999 operating expense growth, from a normalized 7.3 percent in second quarter to 5.5 percent this quarter.

"We've delivered what we said we would financially," said Sol Trujillo, chairman, president and CEO of U S WEST. "What's really exciting is that U S WEST continues to lead the industry in connecting more of its customers to next-generation services than any other player - large or small."

Trujillo pointed to the following as examples of that leadership:
o Penetration for the company's high-speed MegaBit DSL services are much stronger than any other DSL provider in the nation at 338 subscribers per Central Office and 10 percent of qualified, on-line households.
o Some 56 percent of subscribers to U S WEST's wireless PCS product now take advantage of the unique integrated wireline-wireless capabilities of Advanced PCS.
o 75-percent plus of third quarter revenue growth is from data- and wireless-related products.
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




U S WEST Third Quarter Earnings - Page 2

o        U  S  WEST  leads  the  industry  with   215,000-plus   subscribers  to
         privacy-related products including Caller ID with Privacy Plus and No Solicitation.

 "These and other services each represent new pipelines for growth that the company is just beginning to tap," Trujillo added. "These next-generation services are at the heart of U S WEST's plan to develop strong new growth engines that we expect will deliver superior results in the future."

Growth Product Highlights

------------ ---------------------------- ------------------- ---------------------------------------------------------
Division     Revenues (comparisons are    Key Product         Subscriber/Penetration Levels (comparisons are 3Q99
             3Q99 over 3Q98)                                  over 3Q98)
------------ ---------------------------- ------------------- ---------------------------------------------------------
------------ ---------------------------- ------------------- ---------------------------------------------------------
Data         o    $443 million, up        o    U S            o    To date, total nearly 307,000, up almost
                  33 percent                   WEST.net            86,000 for the quarter and 335 percent over 3Q98
                                                                   totals.
             o    !NTERPRISE data
                  revenues were $221      o    MegaBit        o    Added about 30,000 for the quarter. To date at
                  million for the              (DSL)               about 80,000.
                  quarter, up 58               services       o    USW serves 338 subs. per Central Office, with
                  percent.                                         237 equipped COs.
                                                              o    More  than 90 percent of customers are
                                                                   choosing   to self-install, avoiding a truck
                                                                   roll and  reducing provisioning costs.
------------ ---------------------------- ------------------- ---------------------------------------------------------
------------ ---------------------------- ------------------- ---------------------------------------------------------
PCS          o    ARPU of $58.            o    Advanced       o    Added nearly 60,000 during the quarter for a
                                               PCS                 total of 344,000.
             o    Total quarterly
                  revenue of  $69                             o    Weighted average penetration is now 2.6
                  million, up 176                                  percent.
                  percent.
                                          o    Wireless       o    56 percent of users now subscribe to at least
                                               Integrated          one of the product's integrated features
                                               features
------------ ---------------------------- ------------------- ---------------------------------------------------------
------------ ---------------------------- ------------------- ---------------------------------------------------------
Dex          o    Quarterly               o    Internet       o    Sold more than 9,000 web sites to small
                  directory revenues           Yellow Pages        businesses since 1998 introduction.
                  grew by 7.3 percent.         (IYP)
             o        Year-to-date        o    Web Site       o    IYP usage was up 166 percent.
                  E-Commerce-related           Service
                  revenues grew 71                            o    Dex and U S WEST's Small Business Group began
                  percent to more than                             offering "Virtual Storefront" to small businesses,
                  $16 million.                                     a package of Internet access, high-speed transport
                                                                   and a three-page web site for under $100 per month.
------------ ---------------------------- ------------------- ---------------------------------------------------------

During the quarter, the company's total "growth subscribers" (customers for the company's PCS, DSL and Internet access service) were up almost 180,000 - more than double the amount from third quarter 1998. Growth subscribers now total more than 730,000. Investment in growth initiatives negatively impacted EPS by $0.21 for the quarter versus $0.12 for third quarter, 1998.

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U S WEST Third Quarter Earnings - Page 3

During the quarter, the company saw continuing impacts from competition in its local telephony business in both line growth and pricing. It now has re-sold nearly 505,000 lines to competitors, up from 475,000 lines at the end of second quarter.

Other third quarter highlights include:

Volumes and Penetration:

o Residential subscriber levels at the end of the quarter for the company's most popular custom calling features continued to grow, with Caller ID and Call Waiting both at 37 percent penetration. Voice Messaging exceeded the 20 percent level during the quarter, the highest penetration rate in the industry.

o So far this year, the company has signed up more than 215,000 customers for several of its new privacy-related custom-calling features, including Caller ID with Privacy Plus and No Solicitation.

o Subscribers to the company's bundled Custom Choice package for residential customers surpassed one million during the quarter and now stand at 1.1 million. In June, the company began offering Custom Choice to small business customers, and has signed up 20,000 subscribers through third quarter.

o The number of primary rate ISDN lines in service increased 88 percent. Total ISDN lines grew 26 percent.

o The addition of 504,000 access lines over the past year for a growth rate of 3.1 percent. On a "voice-grade-equivalent" basis, business access line growth was 13.3 percent.

o On the small business side, total access lines equipped with Centrex 21 services grew to 534,000, a 54 percent year-over-year increase.

Sales and Revenues:

o An 18.1 percent increase compared with third quarter 1998 in private line and special access revenues, which totaled $304 million - a reflection of the company's growing data networking services business and its ability to successfully compete in one of the most highly competitive segments of the telecommunications market.

o During the quarter, consumer revenues from vertical services increased by nearly 15 percent, compared to third quarter 1998.

o Frame Relay revenues increased by nearly 34 percent quarter-over-quarterand ISDN revenues jumped by 71 percent quarter-over-quarter.

o The company's Home Office channel generated revenues of nearly $18 million during the quarter, an increase of 35 percent. The Home Office channel serves the unique needs of the growing number of home-based businesses in U S WEST's region.

o    Toll revenues dropped by 30 percent during the quarter.

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


U S WEST Third Quarter Earnings - Page 4

Costs and Margins:
o Capital expenditures were up 78 percent during the quarter, rising to $1.1 billion. For the year, capital expenditures are up 47 percent at $2.8 billion. The increases have helped bolster service levels for traditional services and aided in deployment of new services.
o Absorbed approximately $100 million in expenses related to interconnection, number portability and Year 2000 compliance during the quarter. To date, the company has spent $232 million in expense and capital on Y2K. It expects to spend another $48 million during the balance of 1999.
o Employee-related expenses grew by 8.2 percent during the quarter, due in part with efforts related to keeping up with service demands. These expenses include a net addition of more than 900 employees during the quarter and nearly 2,900 since third quarter, 1998 - almost 1,500 of which have been added specifically to keep up with service demands.

The quarterly results include a one-time $25 million ($0.03 EPS) refund from a state gross receipts tax. The company had expected this refund before the end of the year.

During the quarter, the company made a one-time payment of $280 million to Global Crossing, Ltd. as part of the break-up fee to dissolve a proposed merger between the two firms. This merger was superseded by U S WEST's existing merger agreement with Qwest. Half of the payment to Global Crossing was made in cash (using a loan from Qwest); the remainder was paid in shares of Global Crossing stock, which U S WEST purchased in late June. This payment - and other minor merger-related expense - had a $0.56 EPS impact during the quarter, bringing U S WEST's reported EPS to $0.27.

U S WEST (NYSE: USW) provides a full range of telecommunications services - including wireline, wireless PCS, data networking, directory and information services - to more than 25 million customers nationally and in 14 western and midwestern states. More information about U S WEST can be found on the Internet at http://www.uswest.com.

Safe Harbor Statement: This document contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For these statements, we claim the safe harbor for
"forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ from expectations include: (i) greater than anticipated competition from new entrants into the local exchange, intraLATA toll, wireless, data and directories markets, causing loss of customers and increased price competition; (ii) changes in demand for U S WEST's products and services, including optional custom calling features; (iii) higher than anticipated employee levels, capital expenditures and operating expenses (such as costs associated with interconnection and year 2000 remediation); (iv) the loss of significant customers; (v) pending and future state and federal regulatory changes affecting the telecommunications industry, including changes that could have an impact on the competitive environment in the local exchange market; (vi) acceleration of the deployment of advanced new services to customers, such as broadband data, wireless and video services, which would require substantial expenditure of financial and other resources; (vii) a change in economic conditions in the various markets served by U S WEST's operations; (viii) higher than anticipated start-up costs associated with new business opportunities; (ix) delays in U S WEST's ability to begin offering interLATA long-distance services; (x) consumer acceptance of broadband services, including telephony, data and wireless services; (xi) delays in the development of anticipated technologies, or the failure of such technologies to perform according to expectations; and (xii) timing and completion of the recently announced merger with Qwest Communications International Inc. These cautionary statements by U S WEST should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by U S WEST. U S WEST cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. In addition, readers are urged to consider statements that include the terms "believes", "belief", "expects", "plans", "objectives", "anticipates", "intends", "targets", or the like to be uncertain and forward-looking. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. U S WEST does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Further   information:   Larry  Thede,   303-896-3550;   Martha  Daniele  Paine,
303-896-5706; Kent Evans, 303-896-3096.

NOTE: This release and the financial statements will be available on the Internet after 7:15 a.m. (MDT) by accessing U S WEST's Internet site: www.uswest.com.